UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 26, 2015

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 274-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Senior Secured Credit and Security Agreement

On June 26, 2015 Sarepta Therapeutics, Inc. (the “Company”) entered into a credit and security agreement with Midcap Financial, a Delaware statutory trust, as administrative agent, (the “Credit Agreement”) that provides senior secured term loan of $20.0 million (which may be increased by an additional $20.0 million term loan, for an aggregate amount not to exceed $40.0 million, upon the acceptance by the FDA of the New Drug Application for Eteplirsen).

Interest Rate and Fees. Borrowings under the Credit Agreement bear interest at a rate per annum equal to 7.75%, with only interest payments due through June 30, 2016. In addition to paying interest on outstanding principal under the Credit Agreement, the Company will pay an origination fee equal to .50% of the amount of the term loan when advanced under the Credit Agreement, and a final payment fee equal to 2.00% of the amount borrowed under the Credit Agreement when the term loan is fully repaid.

Amortization and Final Maturity. Commencing on July 1, 2016 and continuing for the remaining twenty four months of the facility, the Company will be required to make monthly principal payments based on the straight-line amortization schedule set forth in the Credit Agreement, subject to certain adjustments as described therein.

Mandatory Prepayments. The Credit Agreement requires the Company to prepay outstanding term loans, subject to certain exceptions, with:

•	100% of certain insurance proceeds, subject to certain exceptions and net of certain expenses and repayments; and

•	100% of the net cash proceeds of certain asset dispositions, subject to certain restrictions and net of certain expenses and repayments.

Voluntary Prepayments. The Company may voluntarily prepay outstanding loans under the Credit Agreement at any time, provided that the Company may not prepay an amount that is less than the total of all of the credit extensions and other related obligations under the Credit Agreement then outstanding. The Company will be required to pay a prepayment fee equal to (i) 2.95% of the outstanding principal of such advance, if the prepayment is made within twelve months of the closing date, or (ii) 2.00% of the outstanding principal of such advance, if the prepayment is made on or after the date which is twelve months after the closing date of such advance through the date which is twenty four months after the closing date of such advance.

Security. All obligations under the Credit Agreement are secured, subject to certain exceptions, by substantially all of the Company’s assets, excluding, without limitation, any Intellectual Property of the Borrower or any other credit party, certain contracts and agreements that prohibit the granting of a security interests thereon, certain equity interests, all assets owned by foreign subsidiaries and margin stock, and including, in each case subject to customary exceptions and exclusions:

•	a first-priority pledge of certain equity ownership interests directly held by the Company (which pledge, in the case of the equity ownership interests of each (a) domestic subsidiary that is directly owned by the Company substantially all of the assets of which consist of equity interests in one or more foreign subsidiaries or (b) foreign subsidiary, is limited to 65% of the voting stock of such subsidiary);

•	a first-priority security interest in substantially all of the Company’s personal property (other than the exclusions noted above), including, without limitation, substantially all of the Company’s goods, equipment, inventory, contract rights or rights of payment of money, instruments, cash, and books related to the foregoing, as well as deposit accounts, investment accounts, commodity accounts and other accounts, subject to certain exceptions and limitations; and

•	a second-priority security interest on the Company’s real property located at 100 Federal Street, Andover, Massachusetts.

Certain Covenants and Events of Default. The Credit Agreement contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness, including subordinated indebtedness;

•	make investments, loans and acquisitions;

•	engage in transactions with its affiliates;

•	sell assets;

•	materially alter the business it conducts;

•	consolidate or merge;

•	incur liens; and

•	amend, modify or waive certain material agreements or its organizational documents.

The Credit Agreement does not require the Company to comply with any financial maintenance covenants but additionally contains certain customary representations and warranties, covenants and provisions relating to events of default, including cross defaults and the occurrence of a material adverse change.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the credit and security agreement and the pledge agreement entered into in connection with the closing of the Credit Agreement, copies of which will be filed as exhibits to the next quarterly report on Form 10-Q filed by the Company and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously announced by the Company in the 8-K filed by the Company on June 3, 2015, the Company’s Annual Meeting of Stockholders held on June 2, 2015 (the “Annual Meeting”) was adjourned with respect to Proposal 4 only and reconvened on June 23, 2015 (the “Reconvened Meeting”).

As of the record date for the Annual Meeting and Reconvened Meeting, April 8, 2015, there were 41,354,142 shares of common stock issued and outstanding. There were 34,608,595 shares of common stock present at the Reconvened Meeting in person or by proxy, which represented 83.69% of the voting power of the shares of common stock entitled to vote at the Reconvened Meeting, and which constituted a quorum for the transaction of business at the Reconvened Meeting.

The results for the only proposal voted on at the Reconvened Meeting, Proposal 4, were as follows:

Proposal 4: Amendment to Certificate of Incorporation

For	Against	Abstain	Broker Non-Votes
31,916,050	1,396,578	648,572	647,395

Pursuant to the foregoing votes, the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company to 99 million shares was approved.

Item 8.01 Other Events.

On June 29, 2015, the Company issued two press releases announcing (i) the completion of the transactions contemplated by the Credit Agreement described above and (ii) the completion of its rolling submission of a New Drug Application (NDA) to the United States Food and Drug Administration (FDA) for eteplirsen on June 26, 2015. Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2 to this Form 8-K and are incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1 99.2	Press Release announcing closing of Credit Agreement, dated June 29, 2015. Press Release announcing completion of rolling Eteplirsen NDA submission to the FDA, dated June 29, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAREPTA THERAPEUTICS, INC.

By:	/s/ Edward Kaye
Name:	Edward Kaye
Title:	Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Date: June 29, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1 99.2	Press Release announcing closing of Credit Agreement, dated June 29, 2015. Press Release announcing completion of rolling Eteplirsen NDA submission to the FDA, dated June 29, 2015